Exhibit 23O

SSgA FUNDS

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Trustees and Officers of SSgA Funds (the “Trust”) do hereby severally constitute and appoint Mary Beth Rhoden, Mark E. Swanson, Joshua A. Weinberg, Lance C. Dial, James E. Ross and Ellen M. Needham, or any of them, the true and lawful agents and attorneys-in-fact of the undersigned with respect to all matters arising in connection with the Trust’s Registration Statement on Form N-1A (File Nos. 33-19229 and 811-5430), and all amendments or supplements thereto including amendments for the purpose of submitting the exhibits containing interactive data format risk/return summary information and any other of the Trust’s filings with the Securities Exchange Commission, including the Trust’s Registration Statements on Form N-14, proxy statements and information statements, including all amendments and supplements thereto, with full power and authority to execute said Registration Statement, Post-Effective Amendment or filing for and on behalf of the undersigned, in our names and in the capacity indicated below and any other capacity in which the undersigned may hereafter serve, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. Each undersigned hereby gives to said agents and attorneys-in-fact full power and authority to act in the premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in-fact would have if personally acting. Each undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth as of the date and in the capacity set forth below.

/s/ Shawn C.D. Johnson	Dated: July 16, 2012
Shawn C.D. Johnson, Trustee

/s/ William L. Marshall	Dated: July 16, 2012
William L. Marshall, Trustee

/s/ Patrick J. Riley	Dated: July 16, 2012
Patrick J. Riley, Trustee

/s/ Richard D. Shirk	Dated: July 16, 2012
Richard D. Shirk, Trustee

/s/ Bruce D. Taber	Dated: July 16, 2012
Bruce D. Taber, Trustee

/s/ Mark E. Swanson	Dated: July 16, 2012
Mark E. Swanson, Treasurer and Principal Accounting Officer

/s/ James E. Ross	Dated: July 16, 2012
James E. Ross, President and Chief Executive Officer